                                                                    EXHIBIT 99.4

                            COMPUTER SOFTWARE INC.
                          INCENTIVE STOCK OPTION PLAN


           1.  Purpose and Effect of the Plan. This Incentive Stock Option Plan
               ------------------------------
(the "Plan") is intended to promote the interests of Computer Software Inc. (the "Corporation") and its shareholders by encouraging certain key employees who will be responsible for the future growth and continued development of the Corporation to increase their equity ownership in the Corporation through the purchase of the Corporation's Class B Non-Voting Common Stock thereby giving them, as shareholders, an increased personal interest in, and a greater concern for, the Corporation's continued success and progress. The Plan is also intended to aid the Corporation in competing with other enterprises for the services of new executives and key employees needed to help insure continued development.

           2.  Name. The Plan shall be known as the "Computer Software Inc.
               ----
Incentive Stock Option Plan."

           3.  Definition of Terms. In addition to words and terms that may be
               -------------------
defined elsewhere in the Plan, the following words and terms as used in the Plan shall have the following meanings unless the context or use fairly indicates another or different meaning or intent, which definitions shall be equally applicable to both the singular and plural forms of such words and terms.

               A.  "Board" shall mean the Board of Directors of the Corporation.

               B. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               C. "Common Stock" shall mean the Class B Non-Voting Common Stock of the Corporation having a par value of One Cent ($0.01) per share.

               D. "Participant" shall mean the officer or employee of the Corporation to whom an option is granted under the Plan.

               E. "Parent" shall mean any corporation which at the time qualifies as a parent of the Corporation under the definition of "parent corporation" contained in Code Section 424(e).

               F. "Subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Corporation under the definition of "subsidiary corporation" contained in Code Section 424(f).

           4. Incentive Stock Options. Options granted in
              -----------------------
        accordance with the terms hereof are to be incentive stock options as provided in Code Section 422.

        5.    Administration.  The Plan shall be administered by the Board.  The
              --------------
Board may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan and make such other determinations and take such other action as it deems necessary or desirable (i) to assure that all options granted under the Plan constitute "incentive stock options" under Code Section 422, (ii) for the administration of the Plan, and (iii) for the protection of the Corporation except as otherwise all reserved to the shareholders of the Corporation. Without limiting the generality of the foregoing, the Board, in its discretion, may treat all or any part of any period not in excess of ninety (90) days during which a Participant is on military duty or on an approved leave of absence from the Corporation as a period of employment of such Participant by the Corporation for purposes of accrual of his or her rights under his or her option. In addition, the Board shall have the specific authority to grant options with different terms to different Participants, and shall further have the specific authority to require a minimum holding period between the grant and time of exercise of all or any portion of any options as well as the time of disposition of any common stock acquired through the exercise of any option and to determine that the options granted to a Participant may be exercised only in installments or pursuant to any vesting schedule. Any interpretation, determination or other action made or taken by the Board shall be final, binding and conclusive. No member of the Board shall be liable for any action taken or omitted or determination made in good faith with respect to the Plan or any option granted under the Plan.

        6.    Shares Subject to Plan.  As of June 1, 1995, the Corporation is
              ----------------------
authorized to issue 20,000 shares of Class A voting common stock (the "Class A Stock") and 1,980,000 total shares of Common Stock of which 5,000 shares of Class A Stock and 550,000 shares of Common Stock are issued and outstanding. Options may be granted by the Corporation from time to time to purchase an aggregate of 530,000 shares of Common Stock, subject to adjustment as provided in Item 11 below. The shares issued upon exercise of options granted under the Plan may be authorized and unissued shares or shares held by the Corporation as treasury stock. If any option granted under the Plan shall terminate, expire or, with the consent of the Participant, be cancelled as to any shares, new options may thereafter be granted covering any such shares.

        7.    Eligibility.  Options may be granted to those employees of the
              -----------
Corporation (including officers, whether or not they are directors) selected by the Board from time to time who have and exercise key management functions and responsibilities for the Corporation. The granting of an option to any employee shall neither entitle such employee to, nor disqualify such employee from, participation in any future option grants.

        8.    Grant of Options.  The Board shall have the authority, subject to
              ----------------
the terms of the Plan, to: (a) determine and designate from time to time those employees of the Corporation to whom options are to be granted provided that no director of the Corporation who is not also an employee of the Corporation shall be entitled to receive any option under the Plan; (b) determine the number of shares subject to each option; (c) determine the duration of the exercise period for any option; and (d) determine that the options granted to a Participant may be exercised only in installments. The date of grant of an option under the Plan will be the date on which the option is awarded by the Board.

          9.   Terms and Conditions of Options. Each option shall be evidenced
               -------------------------------
by an option agreement which shall contain such terms and conditions consistent with the provisions of the Plan as may be approved by the Board and shall be signed by the President of the Corporation and the Participant. Each option granted under the Plan shall be subject to the terms and conditions contained in Paragraph A through F below and to such other terms and conditions as the Board may deem appropriate; provided, however, that no option shall be subject to any condition that is inconsistent with the provisions of Code Section 422. In the event that any condition imposed hereunder on an option is at any time determined by the Internal Revenue Service or a court of competent jurisdiction to be inconsistent with Code Section 422, then each option shall be deemed to have been granted without such condition and such option shall continue in effect under such remaining terms and conditions as may be applicable as if the invalid condition had not been included.

          A.   Option Period. Each option agreement shall specify (i) the period
               -------------
          during which all or any identifiable portion of the option thereunder is exercisable (which period shall not exceed ten (10) years from the date of grant but may be shorter than said ten year period if so determined by the Board) and (ii) shall provide that the option shall expire at the end of such period.

          B.   Option Price. The option price per share shall be determined by
               ------------
          the Board at the time any option is granted, and shall not be less than one hundred (100%) percent of the fair market value of a share of Common Stock on the day that the option is granted. Such price shall be subject to adjustment as hereinafter provided under this Item 9 and as provided in Item 11. In the event that the Corporation's Common Stock is listed upon an established stock exchange, such fair market value shall be deemed to be the closing price of the Corporation's Common Stock on such stock exchange on the day the option is granted or, if no sale of the Corporation's Common Stock shall have been made on any stock exchange on that day, the fair market value shall be determined as such price for the next preceding day upon which a sale shall have occurred. In the event that the Corporation's Common Stock is not listed upon an established exchange but is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the fair market value shall be deemed to be the mean between the closing dealer "bid" and "asked" prices for the Corporation's Common Stock as quoted on NASDAQ for the day of the grant, and if no "bid" and "asked" prices are quoted for the day of the grant, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices are quoted. In the event that the Corporation's Common Stock is neither listed on an established stock exchange nor quoted on NASDAQ, the fair market value on the day the option is granted shall be determined in good faith by the Board.

          C.   Ten Percent Shareholders. Options shall not be granted to any
               ------------------------
          employee who, immediately before the option is granted, owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of capital stock of the Corporation or of its Parent or Subsidiary; provided, however, that this prohibition shall not apply if at the time such option is granted the option price is at least one hundred ten (110%) percent of the fair market value of the Common Stock and such option is not exercisable after the expiration of five (5) years from the date such option is granted.

          D.   Maximum Option Exercise. The aggregate value of the shares
               -----------------------
          (valued at time of grant in accordance with Paragraph B above) for which any Participant may exercise incentive stock options for the first time in any calendar year (under all incentive stock option plans of the Corporation and any Parent and Subsidiary) shall not exceed $100,000.

          E.   Termination of Employment. The option of any Participant who
               -------------------------
          shall cease to be an employee of the Corporation shall immediately terminate upon such cessation of employment, except as otherwise provided in an Option Agreement signed by the President of the Corporation and the Participant or except when such cessation of employment is caused by the death or the permanent and total disability of the Participant. The personal representative of the Participant (in the event of his or her death or permanent and total disability resulting in his or her incapacity) or the Participant (in the event of his or her permanent and total disability not resulting in his or her incapacity) may, subject to the provisions hereof and before the earlier of the option's expiration date or the expiration of three (3) months after the date of such death or permanent and total disability, exercise the option granted to such Participant to the same extent that the Participant might have exercised such option on the date of his or her death or permanent and total disability, but not further or otherwise. To the extent that any option is not exercisable at the date of the death or permanent or total disability of a Participant or is not exercised in accordance herewith, it shall terminate at the earlier of the option's expiration date or the expiration of the three (3) month period following such death or permanent and total disability. For purposes of this Paragraph, (i) a Participant shall be considered to be subject to a permanent and total disability when such Participant is determined to be permanently and totally disabled under the applicable terms and provisions of any Option Agreement entered into between said Participant and the Corporation or, in the event such Option Agreement fails to so provide, then within the meaning of Code Section 22(e)(3), and (ii) the date of any such total and permanent disability shall be deemed to be the day following the last day the Participant performed services for the Corporation. Nothing in the Plan shall be construed as imposing any obligation on the Corporation to continue the employment of any Participant.

       F.     Period of Exercise Option. Any option granted hereunder may, prior
              -------------------------
       to its expiration or termination, be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it shall have then become exercisable. An option granted hereunder may become exercisable in installments or pursuant to vesting schedule all as determined by the Board; provided, however, that if the Board grants an option or options exercisable in more than one installment or pursuant to any vesting schedule, and if the employment of a Participant holding such option is terminated by death or permanent and total disability as provided in Paragraph E above, then the option shall be exercisable in accordance with the terms of Paragraph E only as to such number of shares as to which the Participant had the right to exercise the option on the day immediately preceding the date of death or permanent and total disability.

       10.    Exercise of Option. The exercise of any option under the Plan
              ------------------
shall be subject to the provisions of paragraphs A, B and C below.

       A.     Method of Exercising Option. Any option granted hereunder or any
              --------------------------
       portion thereof may be exercised by the Participant by delivering to the Corporation at its main office (attention of its President) written notice of the number of shares with respect to which the option rights are being exercised and by paying in full the purchase price of the shares purchased. Upon receipt of such notice and payment, the Corporation shall issue and deliver to the Participant a certificate for the number of shares of Common Stock with respect to which options were so exercised.

       B.     Payment of Purchase Price. The purchase price of the shares as to
              -------------------------
       which an option is exercised shall be paid in full to the Corporation at the time of exercise. The payment may be made either in credit or its equivalent, or, if acceptable and agreed to by the Board at the time of such exercise, with stock of the Corporation previously acquired by the Participant; provided, however, that the Board, in its discretion, may refuse, suspend or terminate the right of Participants to pay with stock of the Corporation should the Board deem such action to be in the best interests of the Corporation.

       C.     Withholding. The Corporation's obligation to deliver shares on the
              -----------
       exercise of any option shall be subject to any applicable federal, state and local tax withholding requirements.

       11.    Capital Adjustments. The number and price of shares of Common
              -------------------
Stock covered by each option and the total number of shares that may be optioned and sold under the Plan shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Corporation occurring on or after May 1, 1995. In the event of any merger, consolidation, reorganization, liquidation or dissolution of the Corporation, or any exchange of shares involving the Common Stock, any option granted under the Plan shall automatically be deemed to pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the option would have been entitled to receive in connection with any such event. No option granted pursuant to this Plan shall be adjusted in a manner that causes the option to fail to qualify as an incentive stock option within the meaning of Code Section 422A. Except as expressly provided in this Item 11, the Participant shall have no rights by reason of any change in stock in the Corporation or any subsequent issuance of additional options covering additional shares of Common Stock by the Corporation. The grant of an option pursuant to this Plan shall not affect in any way the right of power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Board shall have the sole discretion to make all interpretations and determinations required under this Item to the extent it deems equitable and appropriate.

          12.  Reservation of Shares. The Corporation, during the term of any
               ---------------------
options granted hereunder, will at all times reserve and keep available, and will seek to obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the options granted under the Plan. If, in the opinion of the Corporation's counsel, the issuance or sale of any shares of the Corporation's stock hereunder shall not be lawful for any reason, including the inability of the Corporation to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary for such issuance of sale, the Corporation shall not be obligated to issue or sell any such shares.

          13.  Securities Laws. Upon the exercise of an option at a time when
               ---------------
there is not in effect under the Securities Act of 1933, as amended (the "Act"), a current registration statement relating to the shares of Common Stock to be received upon such exercise, the Participant shall represent and warrant in writing to the Corporation that the shares purchased are being acquired for investment and not with a view to the distribution thereof and shall agree to the imposition of a legend on the certificate or certificates representing said shares in substantially the following form and such other restrictive legends as are required or advisable under the provisions of any applicable laws:

          This stock certificate and the shares represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), nor under any state securities laws and shall not be transferred at any time in the absence of (i) an effective registration statement under the Act with respect to such shares at such time; or (ii) an opinion of counsel satisfactory to the Corporation and its counsel, to the effect that such transfer at such time will not violate the Act or any applicable state securities laws; or (iii) a "no action" letter from the Securities and Exchange Commission and a comparable ruling from any applicable state agency with respect to such state's securities laws.

              No shares of Common Stock shall be issued or sold upon the exercise of any option unless and until (i) the full amount of the purchase price has been paid as provided in Item 10 hereof and (ii) the then applicable requirements of the Act, the applicable securities laws of any other jurisdiction, as any of the same may be amended, the rules and regulations of the Securities and Exchange Commission and any other regulations of any securities exchange on which the Common Stock may be listed shall have been fully complied with and satisfied.

        14.   Transferability of Options. No option shall be assignable or
              --------------------------
transferable by a Participant except by will or by the laws of descent and distribution. Any distributee by will or by the laws of descent and distribution shall be bound by the provisions of the Plan. During the life of a Participant, the option shall be exercisable only by such Participant. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of an option and any levy of execution, attachment or similar process on an option shall be null and void ab initio.

        15.   No Rights as Shareholders.  A Participant shall not have any
              -------------------------
rights as a shareholder with respect to any shares covered by any option granted hereunder until the exercise of such option and the issuance of a stock certificate for such shares. No adjustment shall be made on the issuance of a stock certificate to a Participant as to any dividends or other rights for which the record date occurred prior to the date of issuance of such certificate.

        16.   Indemnification and Exculpation.  Each person who is or shall have
              -------------------------------
been a member of the Board shall be indemnified and held harmless by the Corporation against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof (with the Corporation's written approval) or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Corporation based upon a finding of his or her lack of good faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against him or her, he or she shall in writing give the Corporation an opportunity, at its expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Corporation may have to indemnify him or her or hold him or her harmless. Each member of the Board, and each officer and employee of the Corporation shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board, or an officer or employee of the Corporation, be held liable for any determination made, or other action taken, or any omission to act in reliance upon any such information as referred to in the preceding sentence, or for any action (including the furnishing of information) taken, or any omission to act, when any such determination, action or omission is made in good faith.

        17.  Use of Proceeds.  Proceeds from the sale of stock pursuant to
             ---------------
options granted under the Plan shall constitute general funds of the Corporation.

        18.  Amemdment and Discontinuance.  The Board or the shareholders of the
             ----------------------------
Corporation may terminate or amend the Plan in any respect at any time, except that no action of the Board or the shareholders may alter or impair a Participant's rights under any outstanding option without such Participant's consent and, without the prior approval of the shareholders: (i) the total number of shares that may be optioned and sold under the Plan may not be increased beyond 530,000 (except by adjustment pursuant to Item 11), (ii) the price at which shares may be purchased pursuant to options granted hereunder may not be reduced (except by adjustment pursuant to Item 11), (iii) the expiration date of the Plan may not be extended, (iv) the Plan may not be changed in such a manner that the options granted hereunder would fail to qualify as incentive stock options under Code Section 422, and (v) the provisions of this Item 18 may not be changed.

        19.  Term of Plan.  The Plan shall be effective as of the date of the
             ------------
adoption of the Plan by the Board and the stockholders of the Corporation (the "Adoption Date") and shall expire on the date which is one day prior to the ten
(10) year anniversary of the Adoption Date, unless sooner terminated as provided in Item 18 hereof.

        20.  General.  Except as the same may be governed by the Code and any
             -------
applicable federal securities laws, the Plan and any options granted hereunder shall be governed by and construed in accordance with the laws of the State of Georgia. The granting of an option shall impose no obligation upon the optionee to exercise such option. As herein used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders, unless the context or use shall fairly require a different construction. Section or paragraph headings are employed herein solely for convenience of reference, and such headings shall not affect the validity, meaning or enforceability of any provision of the Plan. All references herein to "Item" or "paragraph" shall mean the appropriately numbered Item or paragraph of the Plan except where reference is made to the Code or any other specified law or instrument.

        AS APPROVED BY THE STOCKHOLDERS OF THE CORPORATION EFFECTIVE
        JUNE 1, 1995.